Exhibit 99.1

Paxar Corporation Reports Second Quarter 2004 Results

    WHITE PLAINS, N.Y.--(BUSINESS WIRE)--July 28, 2004--Paxar Corporation (NYSE: PXR) today reported sales of $214 million, net income of $15.8 million and earnings per share of $0.39 for the quarter ended June 30, 2004. In the second quarter of 2003, sales were $184 million, net income was $7.0 million and earnings per share were $0.18. (See attached 2003 Reconciliation of GAAP to Non-GAAP Measures.)
    The Company indicated that sales in the second quarter of 2004 grew approximately 16% over the second quarter of 2003. Organic growth was 9%, the Alkahn acquisition contributed 5% and foreign exchange added 2%.
    Arthur Hershaft, Chairman and Chief Executive Officer, said, "I am very pleased to report that for the second quarter we exceeded our expectations for both sales and earnings. Sales in each of our geographic segments increased before the effect of foreign exchange. The quarter's sales growth was exceptionally strong reflecting the solid growth in our markets and the strengthening of our position in those markets."
    Mr. Hershaft continued, "Of particular note in the second quarter were the strong results from last year's expansions in Africa, Asia, Eastern Europe and Latin America. These operations and the series of initiatives to consolidate our businesses in North America and Western Europe were significant contributors to this quarter's improvement over the second quarter of 2003."
    Mr. Hershaft added, "Paxar's commitment to provide leading edge products and services targeted to the retail and apparel supply-chain was never more apparent than in the solutions we introduced during the first half of the year to service the needs of our customers who will soon be required to comply with RFID mandates in supplying their customers. Our comprehensive RFID offering of printers, labels, consultative services, software and field service, positions us very well in this emerging supply-chain application."
    Mr. Hershaft concluded, "For the second half of 2004, we plan to continue to deliver on the programs we initiated last year to enhance growth, improve margins, reduce costs and thereby increase value to our shareholders. For the third quarter, we project earnings per share in the range of $0.20 to $0.23 on sales of $186 million to $191 million. For the year, we project earnings per share in the range of $1.08 to $1.15 on sales of $784 million to $794 million. We are not anticipating any restructuring charges in 2004."
    Paxar is a global leader in providing innovative merchandising systems to retailers and apparel customers. Paxar's concept to checkout capabilities, leadership in products and technology, global manufacturing operations, worldwide distribution network and brand recognition are enabling the Company to expand its competitive advantage and market share.

    Statements in this release about the future outlook related to Paxar Corporation involve a number of factors affecting the Company's businesses and operations, which could cause actual future results to differ materially from those contemplated by forward-looking statements. Forward-looking statements include those indicated by words such as "project," "anticipate" and "expect." Affecting factors include general economic conditions, the performance of the Company's operations within its prevailing business markets around the world, as well as other factors set forth in Paxar's 2003 Annual Report on Form 10-K.


PAXAR CORPORATION
Consolidated Statements of Income
---------------------------------
(in millions, except per share amounts)


                                 Three Months Ended  Six Months Ended
                                      June 30,           June 30,
                                 ------------------ ------------------
                                    2004      2003     2004      2003
                                 ---------- ------- ---------- -------
                                     (Unaudited)        (Unaudited)
Sales                               $214.0  $183.6     $402.8  $346.6
Cost of sales                        130.0   113.5      246.5   215.5
                                 ---------- ------- ---------- -------
    Gross profit                      84.0    70.1      156.3   131.1
Selling, general and
 administrative expenses              60.7    54.8      119.0   108.0
Integration/restructuring and
 other costs                             -     3.6          -     6.7
                                 ---------- ------- ---------- -------
    Operating income                  23.3    11.7       37.3    16.4
Interest expense, net                  2.8     2.6        5.5     5.5
                                 ---------- ------- ---------- -------
    Income before taxes               20.5     9.1       31.8    10.9
Taxes on income                        4.7     2.1        7.3     2.5
                                 ---------- ------- ---------- -------
    Net income                       $15.8    $7.0      $24.5    $8.4
                                 ========== ======= ========== =======

Basic earnings per share             $0.40   $0.18      $0.62   $0.22
Diluted earnings per share           $0.39   $0.18      $0.61   $0.21
                                 ========== ======= ========== =======

Weighted average shares
 outstanding:
   Basic                              39.7    39.0       39.5    39.0
   Diluted                            40.5    39.2       40.1    39.5
                                 ========== ======= ========== =======

Ratios
------
  Gross margin                        39.3%   38.2%      38.8%   37.8%
  SG&A to sales                       28.4%   29.8%      29.5%   31.2%
  Operating margin                    10.9%    6.4%       9.3%    4.7%
  Net margin                           7.4%    3.8%       6.1%    2.4%
                                 ========== ======= ========== =======

Effective tax rate                    23.0%   23.0%      23.0%   22.9%
                                 ========== ======= ========== =======




PAXAR CORPORATION
Consolidated Balance Sheets
---------------------------
(in millions)


                                              June 30,   December 31,
                                                2004         2003
                                            -----------  ------------
                                            (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents                   $   69.4      $   64.4
Accounts receivable                            138.0         127.0
Inventories                                     95.3          94.1
Deferred income taxes                           11.8          11.8
Other current assets                            17.6          16.0
                                            -----------  ------------
     Total current assets                      332.1         313.3
                                            -----------  ------------
Property, plant and equipment, net             162.3         163.8
Goodwill and other intangible, net             215.5         213.6
Other assets                                    24.1          24.2
                                            -----------  ------------
                                            $  734.0      $  714.9
                                            ===========  ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Due to banks                                $    4.3      $    4.3
Accounts payable and accrued liabilities       122.8         103.1
Accrued taxes on income                         13.6          11.8
                                            -----------  ------------
     Total current liabilities                 140.7         119.2
                                            -----------  ------------
Long-term debt                                 163.1         190.3
Deferred income taxes                           12.2          11.9
Other liabilities                               17.3          16.2
Shareholders' equity                           400.7         377.3
                                            -----------  ------------
                                            $  734.0      $  714.9
                                            ===========  ============




PAXAR CORPORATION
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
-------------------------------------------------------
(in millions, except per share amounts)

Paxar reports financial results in accordance with U.S. GAAP, and herein provides some non-GAAP measures. These non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. These non-GAAP measures are intended to supplement the Company's pr esentation of its financial results that are prepared in accordance with GAAP.

Paxar uses the non-GAAP measures presented to evaluate and manage the Company's operations internally. Paxar is also providing this information to assist investors in performing additional financial analysis that is consistent with financial models developed by research analysts who follow the Co mpany.

The reconciliation set forth below is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.


                                        Three Months     Six Months
                                           Ended           Ended
                                          June 30,        June 30,
                                      --------------- ---------------
                                         2004   2003    2004    2003
                                       ------- ------- ------- -------

Sales                                  $214.0  $183.6  $402.8  $346.6
                                       ======= ======= ======= =======

Operating income as reported            $23.3   $11.7   $37.3   $16.4
    Non-GAAP adjustments:
    Integration/restructuring and
     other costs                            -     3.6       -     6.7
                                       ------- ------- ------- -------
Non-GAAP operating income               $23.3   $15.3   $37.3   $23.1
                                       ======= ======= ======= =======

Non-GAAP operating margin                10.9%    8.3%    9.3%    6.7%
                                       ======= ======= ======= =======

Net income as reported                  $15.8    $7.0   $24.5    $8.4
    Non-GAAP adjustments, net of
     taxes:
    Integration/restructuring and
     other costs                            -     2.7       -     4.7
                                       ------- ------- ------- -------
Non-GAAP net income                     $15.8    $9.7   $24.5   $13.1
                                       ======= ======= ======= =======

Diluted earnings per share as reported  $0.39   $0.18   $0.61   $0.21
    Non-GAAP adjustments, net of
     taxes:
    Integration/restructuring and
     other costs                            -    0.07       -    0.12
                                       ------- ------- ------- -------
Non-GAAP diluted earnings per share     $0.39   $0.25   $0.61   $0.33
                                       ======= ======= ======= =======

Weighted average shares outstanding -
 diluted                                 40.5    39.2    40.1    39.5
                                       ======= ======= ======= =======

    CONTACT: Paxar Corporation
             Investor Relations
             Bob Powers, 914-697-6862
             www.paxar.com